Business license

Uniform code of social credit: 91350200MA31QHWL7W

Name: CIFS (XIAMEN) FINANCIAL LEASING CO., LTD.

Type: Legal person business entity [limited liability company (wholly-invested by Taiwan Hong Kong and Macao legal person)]

Domicile: D0752, Unit 3, Floor 4, No. 45, Haijing Second South Road, Xiamen Area, China Fujian Pilot Free Trade Zone (this domicile is only available as the mailing address for the legal document of the commercial subject)

Legal representative: Ye Haitu

Registered Capital: RMB Two Hundred Million Only

Date of establishment: May 25, 2018

Duration of operations: From May 25, 2018 to May 24, 2048

Scope of business: for the business scope, business place, investor information, annual report information and regulatory information of the investor information, please query at Xiamen Commercial Subject Registration and Credit Information Public Display Platform (www.xiamencredit.gov.cn). Where the business scope involves the licensed business item, the operation is not allowed without the license of relevant authority

Registration Authority: Xiamen Market Supervision Administration

May 25, 2018

URL of publicity system of enterprises’ credit information:

Formulated under supervision of State Administration for Industry and Commerce of the People’s Republic of China

Business license

(duplicate)

Uniform code of social credit: 91350200MA31QHWL7W

Name: CIFS (XIAMEN) FINANCIAL LEASING CO., LTD.

Type: Legal person business entity [limited liability company (wholly-invested by Taiwan Hong Kong and Macao legal person)]

Domicile: D0752, Unit 3, Floor 4, No. 45, Haijing Second South Road, Xiamen Area, China Fujian Pilot Free Trade Zone (this domicile is only available as the mailing address for the legal document of the commercial subject)

Legal representative: Ye Haitu

Registered Capital: RMB Two Hundred Million Only

Date of establishment: May 25, 2018

Duration of operations: From May 25, 2018 to May 24, 2048

Scope of business: for the business scope, business place, investor information, annual report information and regulatory information of the investor information, please query at Xiamen Commercial Subject Registration and Credit Information Public Display Platform (www.xiamencredit.gov.cn). Where the business scope involves the licensed business item, the operation is not allowed without the license of relevant authority

Registration Authority: Xiamen Market Supervision Administration

May 25, 2018

URL of publicity system of enterprises’ credit information:

Formulated under supervision of State Administration for Industry and Commerce of the People’s Republic of China